UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 4, 2025

Uniti Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42779	88-2262564
(State of or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2101 Riverfront Drive, Suite A Little Rock, Arkansas (Address of principal executive offices)	72202 (Zip Code)

Registrant’s telephone number, including area code: (501) 850-0820

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value	UNIT	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

As previously disclosed, on August 1, 2025, pursuant to the previously announced Agreement and Plan of Merger, dated May 3, 2024 (as amended), by and among Uniti Group LLC (f/k/a Uniti Group Inc., “Old Uniti”), New Windstream, LLC (“Windstream”) (as successor to Windstream Holdings II, LLC), and the other parties thereto, (i) Windstream merged with and into Uniti Group Inc. (f/k/a Windstream Parent, Inc.) (“New Uniti” or the “Company”), with New Uniti surviving the merger, and (ii) a wholly owned subsidiary of New Uniti merged with and into Old Uniti (the “Merger”), with Old Uniti, Windstream and their respective subsidiaries each surviving as wholly owned subsidiaries of New Uniti.

Upon the completion of the Merger, the existing indebtedness of Old Uniti and Windstream remained separate within its respective organizational structure under New Uniti. On August 4, 2025, among other transactions, Uniti Group LP, the borrower under Old Uniti’s indebtedness, was merged with and into Windstream Services LLC, the borrower under Windstream's indebtedness, as part of an internal reorganization (the “Internal Reorganization”).  Accordingly, all of the existing indebtedness of Old Uniti and Windstream became obligations of the same borrowing entity, and each subsidiary of Old Uniti that had guaranteed its debt guaranteed the existing debt of Windstream and vice versa.   To effectuate this, the obligors to Old Uniti’s and Windstream’s respective indebtedness (the “Obligors”) entered into supplemental indentures, each dated August 4, 2025 (the “Supplemental Indentures”) to the indentures governing Old Uniti’s and Windstream’s outstanding senior notes and joinder agreements, each dated August 4, 2025 (the “Joinder Agreements”) in respect of Old Uniti’s and Windstream’s respective existing credit agreements.  In addition, the existing Windstream intercreditor agreement and collateral documents were terminated and the Windstream existing debt parties entered into joinders to the existing Old Uniti intercreditor agreement and collateral documents (such collateral documents, collectively with the Supplemental Indentures and the Joinder Agreements, the “Reorg Documents”). Under the Supplemental Indentures, the Joinder Agreements and the other Reorg Documents, (x) Windstream Services, LLC has succeeded to Uniti Group LP as issuer or borrower, as the case may be, under Old Uniti’s indebtedness and (y) the Obligors of Old Uniti’s  indebtedness now guarantee and, if applicable, provide security for, Windstream’s  indebtedness, and the Obligors of Windstream’s senior indebtedness now guarantee and, if applicable, provide security, for Old Uniti’s indebtedness. Additionally, in connection with the Internal Reorganization, the Windstream revolving credit facility became pari passu with the other first lien debt of both entities.  As a consequence of implementing the Internal Reorganization, the restrictive covenants within the Old Uniti and Windstream indebtedness preventing Old Uniti and Windstream to efficiently operate together have effectively been eliminated.

In addition to the foregoing, on August 4, 2025, New Uniti, Old Uniti, certain subsidiary guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee, entered into the second supplemental indenture (the “Convertible Notes Supplemental Indenture”) to that certain indenture, dated as of December 12, 2022  (such indenture as so amended, supplemented and modified from time to time, the “Convertible Notes Indenture”), pursuant to which Old Uniti issued 7.50% Convertible Senior Notes due 2027 (the “Convertible Notes”). The Convertible Notes Supplemental Indenture provides that, as of the effective time of the Merger (the “Effective Time”), the right of the holders of the Convertible Notes that were outstanding as of the Effective Time to convert each $1,000 principal amount of such Convertible Notes into shares of common stock of Old Uniti (“Old Uniti Common Stock”) was changed into a right to convert such principal amount of Convertible Notes into the number of shares of the Company’s common stock (“Company Common Stock”) that a holder of a number of shares of Old Uniti Common Stock equal to the Conversion Rate (as defined in the Convertible Notes Indenture) immediately prior to the Effective Time would have been entitled to receive upon the completion of the Merger; provided that, at and after the Effective Time (A) Old Uniti will continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of the Convertible Notes in accordance with the terms of the Convertible Notes Indenture, (B) any amount payable in cash upon conversion of the Convertible Notes in accordance with the terms of the Convertible Notes Indenture will continue to be payable in cash and (C) the Daily VWAP (as defined in the Convertible Notes Indenture) will be calculated (in a manner determined by Old Uniti in good faith) based on the value of a share of Company Common Stock. As described above, upon the completion of the Merger, each then-outstanding share of Old Uniti Common Stock was converted into the right to receive 0.6029 shares of Company Common Stock, resulting in an adjusted initial Conversion Rate of 82.7023 shares of Company Common Stock per $1,000 principal amount of Convertible Notes. In addition, the Convertible Notes Supplemental Indenture provides for additional guarantees of the Convertible Notes by New Uniti and certain subsidiaries of New Uniti. As of the date hereof, $306,500,000 aggregate principal amount of Convertible Notes remains outstanding.

The foregoing descriptions of the Supplemental Indentures, the Convertible Notes Supplemental Indenture and the Joinder Agreements are qualified in their entirety by reference to the Supplemental Indentures, the Convertible Notes Supplemental Indenture and the Joinder Agreements, copies of which are filed as Exhibits 4.1 through 4.7 and 10.1 and 10.2 hereto, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Third Supplemental Indenture, dated as of August 4, 2025, among Windstream Services, LLC, as successor to Uniti Group LP, Uniti Fiber Holdings Inc., Uniti Group Finance 2019 Inc., CSL Capital, LLC, the guarantors listed therein and Deutsche Bank Trust Company Americas, as trustee and collateral agent

4.2	Third Supplemental Indenture, dated as of August 4, 2025, among Windstream Services, LLC, as successor to Uniti Group LP, Uniti Group Finance 2019 Inc., CSL Capital, LLC, the guarantors listed therein, and Deutsche Bank Trust Company Americas, as trustee and collateral agent

4.3	Fourth Supplemental Indenture, dated as of August 4, 2025, among Windstream Services, LLC, as successor to Uniti Group LP, Uniti Group Finance 2019 Inc., CSL Capital, LLC, the guarantors listed therein and Deutsche Bank Trust Company Americas, as trustee

4.4	Third Supplemental Indenture, dated as of August 4, 2025, among Windstream Services, LLC, as successor to Uniti Group LP, Uniti Fiber Holdings Inc., Uniti Group Finance 2019 Inc., CSL Capital, LLC, the guarantors listed therein and Deutsche Bank Trust Company Americas, as trustee

4.5	First Supplemental Indenture, dated as of August 4, 2025, among Windstream Services, LLC, as successor to Uniti Group LP, Uniti Fiber Holdings Inc., Uniti Group Finance 2019 Inc., CSL Capital, LLC, the guarantors listed therein and Deutsche Bank Trust Company Americas, as trustee

4.6	Second Supplemental Indenture, dated as of August 4, 2025, among Windstream Services, LLC, Windstream Escrow Finance Corp., the other guarantors listed therein and Wilmington Trust, National Association, as trustee and collateral agent

4.7	Second Supplemental Indenture, dated as of August 4, 2025, among Uniti Group LLC (f/k/a Uniti Group Inc.), Uniti Group Inc. (f/k/a Windstream Parent, Inc.), the other guarantors listed therein and Deutsche Bank Trust Company Americas, as trustee

10.1	Joinder Agreement, dated as of August 4, 2025, among the Additional Guarantors (as defined therein) party thereto and JPMorgan Chase Bank, N.A., as collateral agent

10.2	Borrower Assumption and Joinder Agreement, dated as of August 4, 2025, among Windstream Services, LLC, the Additional Guarantors (as defined therein) party thereto and Bank of America, N.A., as administrative agent

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITI GROUP INC.
(formerly Windstream Parent, Inc.)

By:	/s/ Daniel L. Heard
Name:	Daniel L. Heard
Title:	Senior Executive Vice President, General Counsel & Secretary

Date: August 4, 2025